HOGE, EVANS, HOLMES, CARTER & LEDBETTER, PLLC
                         ATTORNEYS AND COUNSELORS
                               HAMPTON COURT
                                 SUITE 600
                               4311 OAKLAWN
                            DALLAS, TEXAS 75219

                             ----------------


    Steven B. Holmes
             Licensed In                          TELEPHONE (214) 765-6000
        Texas and Oklahoma                         TELECOPIER (214) 765-6020
                          E-MAIL SHOLMES@LEGALTEXAS.COM



                           April 7, 1999


Board of Directors
American Communications Enterprises, Inc.
7103 Pine Bluffs Trail
Austin, Texas 78729


      Re:  American Communications Enterprises, Inc.
           Registration Statement on Form SB-2

Gentlemen:

      We have been retained by American Communications Enterprises, Inc. (the "Company") in connection with the Registration Statement (the "Registration Statement") on Form SB-2, to be filed by the Company with the Securities and Exchange Commission relating to the offering of securities of the Company. You have requested that we render our opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and nonassessable.

      In connection with the request, we have examined the following:

      1.   Articles of Incorporation of the Company;

      2.   Bylaws of the Company;

      3.   The Registration Statement; and

      4. Unanimous consent resolutions of the Company's Board of Directors.

      We have examined such other corporate records and documents and have made such other examinations as we have deemed relevant.




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HOGE, EVANS, HOLMES, CARTER & LEDB---------------------------------



Board of Directors
April 7, 1999
Page 2

      Based on the above examination, we are of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the
Registration Statement, will be validly issued, and fully paid, and non-assessable under the corporate laws of the State of Nevada.

      We consent to our name being used in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.


                                    Sincerely,
                                    HOGE, EVANS,  HOLMES,
                                    CARTER & LEDBETTER PLLC



                                    Steven B. Holmes

SBH

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